Exhibit 10.3

AMENDMENT NO. 1

to

CFO CONSULTING AGREEMENT

This Amendment No. 1 (the “Amendment”) is made effective as of February 28, 2026, by and between Nuclea Energy Inc. (the “Company”) and NxtEra Consulting Ltd. (the “Consultant”).

WHEREAS, the parties entered into that certain CFO Consulting Agreement dated December 9th, 2025 (the “Agreement”); and WHEREAS, the parties desire to amend Exhibit B of the Agreement to modify the time commitment and compensation terms; NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1. Amendment to Exhibit B – Compensation The “COMPENSATION” section of Exhibit B is hereby deleted in its entirety and replaced with the following: COMPENSATION The Company shall pay the Consultant compensation in the amount of $25,000 CAD per month, plus applicable GST/HST, payable in advance on the 1st day of each month, for the Services provided under the Agreement. This compensation reflects a full-time engagement of approximately forty (40) hours per week. The Consultant shall be eligible to participate in any incentive compensation, bonus, stock option, equity purchase, restricted stock unit (RSU), or other equity-based compensation plans that the Company makes available to its management and executives on substantially the same terms, conditions, and levels as are offered to such individuals, subject to the terms of the applicable plan documents.

2. No Other Changes Except as expressly amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Nuclea Energy Inc.

By:	/s/ Sagar Sanghera
Name:	Sagar Sanghera
Title:	President and Chairman of the Board

NxtEra Consulting Ltd.

By:	/s/ Anna Skowron
Name:	Anna Skowron
Title:	CEO

Signature Page